TRANSNET CORPORATION
                                45 Columbia Road
                          Somerville, New Jersey 08876
                                 (908) 253-0500

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on March 26, 1999
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The Annual Meeting of  Stockholders  of TransNet  Corporation  (the "Company" or
"TransNet") will be held at the offices of the Company, 45 Columbia Road, Branchburg, New Jersey 08876 on Friday, March 26, 1999 at 10:00 A.M. local time, for the purposes of considering and acting upon the following matters:

     1. Election of directors for the ensuing year (Proposal One).

     2. Such other business as shall properly come before the meeting or any adjournment thereof.

The close of business on February 19, 1999, has been fixed as the record date for determining the stockholders of the Company who shall be entitled to notice of, and to vote at the meeting or any adjournment thereof.

The Board of Directors wants as many stockholders as possible to be represented in person or by proxy at the Annual Meeting. Consequently, we ask that you sign and return the enclosed Proxy, whether or not you plan to attend the meeting. Please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your card without indicating how you want to vote, your proxy will be counted as a vote for all nominees. Even after you return the Proxy, you still have the power to revoke the Proxy at any time before it is voted, and the giving of a Proxy will not affect your right to vote in person if you attend the Annual Meeting.

                                 By Order of the Board of Directors

                                 Steven J. Wilk
                                 President

Branchburg, New Jersey
February 26, 1999

                                 IMPORTANT NOTE

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. No postage is required if mailed in the United States. This will ensure the presence of a quorum at the meeting and save the Company the expense and extra work of additional solicitation. Sending your Proxy Card will not prevent you from attending the meeting, revoking your proxy and voting your stock in person.

                              TransNet Corporation
                                45 Columbia Road
                          Somerville, New Jersey 08876
                                 (908) 253-0500

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                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 26, 1999
--------------------------------------------------------------------------------

     This Proxy Statement of TransNet Corporation, a Delaware corporation ("TransNet" or the "Company") is sent in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders to be held on Friday, March 26, 1999 at the offices of TransNet, 45 Columbia Road, Branchburg, New Jersey 08876 at 10:00 A.M., local time.

     The approximate date that this Proxy Statement and the enclosed proxy are first being sent to stockholders is February 26, 1999. Stockholders are encouraged to review the information provided herein in conjunction with the Company's Annual Report to Shareholders for the year ended June 30, 1998, a copy of which accompanies this Proxy Statement.

     All proxies which are properly filled in, signed and returned to the Company prior to or at the Annual Meeting will be voted in accordance with the instructions thereon. Such proxies may be revoked by any stockholder giving the same prior to the exercise thereof by: (a) written notice delivered to the Company's principal offices prior to the commencement of the Annual Meeting, (b) providing a signed proxy bearing a later date, or (c) appearing in person and voting at the Annual Meeting. The Board of Directors has fixed the close of business on February 19, 1999 as the record date for the determination of stockholders who are entitled to notice of, and to vote at the meeting or any adjournment thereof.

     The expenses of preparing, assembling, printing and mailing the form of proxy and the material used in solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, the Company may use the services of some of its officers and regular employees (who will receive no additional compensation) to solicit proxies personally, and by telephone. At present, the Company has no agreement with any firm to solicit the voting of any shares. The cost of soliciting proxies will be paid by the Company which may enlist the assistance of, and reimburse the reasonable expenses of banks, brokerage firms, and similar fiduciaries in the solicitation of proxies and proxy authorizations from their customers whose stock is not registered in the owner's name, but in the name of such bank, brokerage firm or other fiduciary.

VOTE REQUIRED

     Only stockholders of record at the close of business on February 19, 1999 (the "Record Date") are entitled to vote at the Annual Meeting. On the Record Date, the Company had 5,216,804 shares of common stock, $.01 par value (the "Common Stock") outstanding. The Company's sole issued and outstanding class of capital stock is the Common Stock. Each share of Common Stock is entitled to one vote upon each matter to be acted upon at the Annual Meeting. The presence in person or by proxy of a majority of the outstanding Common Stock (at least 2,608,403 shares) is required to constitute a quorum necessary for the transaction of business at the Annual Meeting. Election of directors (Proposal
One) requires the affirmative vote of a majority of the votes cast by the holders of the Common Stock present in person or by proxy at the meeting.

     The Company's officers and directors owning and having the right to vote 738,200 shares representing approximately 14% of the outstanding Common Stock have stated their present intention to vote their shares FOR the nominees for election as directors (Proposal One).

PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each holder known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) each of the Company's directors, and (iii) all directors and officers of the Company as a group.

NAME OF BENEFICIAL                       AMOUNT OF SHARES            PERCENT OF
OWNER                                   BENEFICIALLY OWNED              CLASS
---------------                         ------------------           ----------
Directors
--------
Steven J. Wilk (a)                          393,500 shs                   8%
John J. Wilk (a)                            175,500 shs                   3%
Jay A. Smolyn (a)                           85,000 shs                    2%
Susan Wilk-Cort (a)                         78,200 shs                    1%
Vincent Cusumano (a)                        0 shs                         --
Earle Kunzig (a)                            6,000 shs                     --
Raymond J. Rekuc (a)                        0 shs                         --

All officers and directors                  738,200 shs                  14%
  as a group (seven persons)

----------
     (a) The address of all directors is 45 Columbia Road, Branchburg, New Jersey 08876.

     John J. Wilk and Steven J. Wilk, Chairman of the Board of Directors and President of the Company as well as beneficial owners of 3% and 8% respectively, of TransNet's Common Stock may each be deemed to be a "parent" of the Company within the meaning of the Securities Act of 1933.

                        ACTION TO BE TAKEN AT THE MEETING
                              ELECTION OF DIRECTORS

                                 (Proposal One)

     Seven directors of the Company are to be elected at the meeting, each to serve until the next annual meeting and until his successor is elected and qualifies. The nominees for election are named below. The shares represented by valid proxies will be voted as specified by the shareholder. When a specific choice is not indicated, the shares represented by the proxy will be voted in favor of the election as directors of the persons named below. Authority to vote for the election of directors shall be deemed granted unless specifically withheld. Management has no reason to believe that any of the nominees for the office of director will not be available for election as a director. Should any of them become unwilling or unable to accept nomination for election, however, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person as Management may recommend. The Company does not have a nominating committee. During the fiscal year ended June 30, 1998, the Company's Board of Directors held a total of three meetings. Each director attended all meetings.

Nominees for Election as Directors

     The executive officers and directors of the Company are as follows:

Name                              Age    Position
----                              ---    --------
John J. Wilk (a)                  70     Chairman of the Board and Treasurer
Steven J. Wilk (a)                41     President and Director
Jay A. Smolyn                     42     Vice President, Operations and Director
Vincent Cusumano (b)(d)           63     Secretary and Director
Earle Kunzig (b)(e)               59     Director
Raymond J. Rekuc (c) (d)          53     Director
Susan Wilk-Cort (a)                      Director

----------
     (a) Steven J. Wilk and Susan Wilk-Cort are respectively, the son and daughter of John J. Wilk.
     (b) Member of the Audit Committee
     (c) Chairman of the Audit Committee.
     (d) Member of the Compensation Committee.
     (e) Chairman of the Compensation Committee.

     The Audit Committee reviews, evaluates and advises the Board of Directors in matters relating to the Company's financial reporting practices, its application of accounting principles and its internal controls. In addition, the Audit Committee reviews transactions regarding management remuneration and benefits. The Audit Committee held three meetings during the year ended June 30, 1998.

     The Compensation Committee reviews, evaluates and advises the Board of Directors in matters relating to the Company's compensation of and other employment benefits for executive officers. The Board established its Compensation Committee in December 1994. The Compensation Committee held two meetings during the year ended June 30, 1998.

     The Company does not have an Executive Committee. The term of office of each director expires at the next annual meeting of stockholders. The term of office of each executive officer expires at the next organizational meeting of the Board of Directors following the next annual meeting of stockholders.

     The following is a brief account of the business experience of each TransNet director during the past five years.

     John J. Wilk was president, a director and chief executive officer of TransNet since its inception in 1969 until May 1986, when he was elected Chairman of the Board.

     Steven J. Wilk was elected a vice president of TransNet in October 1981 and in May 1986 was elected President and Chief Executive Officer. He was elected a director of TransNet in April 1989.

     Jay A. Smolyn has been employed at TransNet since 1976 and in April 1985 became Vice President, Operations. He was elected a director of TransNet in January 1990.

     Vincent Cusumano, who was elected a TransNet director in April 1977, is, and for more than the past five years has been, president and chief executive officer of Cusumano Perma-Rail Corporation of Roselle Park, New Jersey, distributors and installers of exterior iron railings. Mr. Cusumano is not actively engaged in the business of the Company.

     Earle Kunzig, who was elected a TransNet director in November 1976, for more than the past five years has been Vice President of Sales and a principal of Hardware Products Sales, Inc., Wayne, New Jersey, a broker of used computer equipment and provider of computer maintenance services. Mr. Kunzig is not actively engaged in the business of the Company.

     Raymond J. Rekuc, who was elected a TransNet director in August 1983, is currently the principal in Raymond J. Rekuc, Certified Public Accountant, an accounting firm located in Washington Township, New Jersey. Mr. Rekuc is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants, and is not actively engaged in the business of the Company.

     Susan   Wilk-Cort   joined   TransNet  in  November  1987  as  Director  of
Administration, and was named Legal Counsel in 1994. She was elected a director of TransNet in January 1990.

     None of the Company's directors are directors of any other corporation with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act.

Compliance with Section 16(a) of the Exchange Act

     Based solely on a review of Forms 3 and 4 and any amendments thereto furnished to the Company pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, or representations that no Forms 5 were required, the Company believes that with respect to fiscal 1998, its officers, directors and beneficial owners of more than 10% of its equity timely complied with all applicable Section 16(a) filing requirements, except for John J. Wilk, who was inadvertently delinquent in filing one report.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid or accrued by the Company during the three years ended on June 30, 1998, to its Chief Executive Officer and each of its other executive officers whose total annual salary and bonus for the fiscal year ended June 30, 1998, exceeded $100,000. All of the Company's group life, health, hospitalization or medical reimbursement plans, if any, do not discriminate in scope, terms or operation, in favor of the executive officers or directors of the Company and are generally available to all full-time salaried employees.


                                         SUMMARY COMPENSATION TABLE

                                            Annual Compensation                 Long-Term Compensation
                      ------------------------------------------------------------------------------------------
Name and              Year Ended                           Other Annual Options Restricted   LTIP     All Other
Principal Position     June 30,      Salary        Bonus   Compensation  SARs  Stock Awards Payouts Compensation
----------------------------------------------------------------------------------------------------------------

Steven J. Wilk           1998       $250,000      $43,166       $0         0         0        $0          0
 President and Chief     1997       $250,000      $46,644       $0         0         0        $0          0
 Executive Officer       1996       $240,833      $47,560       $0         0         0        $0          0

Annette Stanoch (a)      1998       $135,000      $24,450       $0         0         0        $0          0
 Vice President          1997       $135,000      $30,822       $0         0         0        $0          0
 Planning                1996       $130,833      $36,600       $0         0         0        $0          0

Jay Smolyn               1998       $135,000      $33,216       $0         0         0        $0          0
 Vice President          1997       $135,000      $30,822       $0         0         0        $0          0
 Operations              1996       $130,833      $36,600       $0         0         0        $0          0

----------
     (a) Mrs. Stanoch resigned her position with the Company  effective June 30,
1998.


Employment Contracts with Executive Officers

     TransNet has employment contracts in effect with Steven J. Wilk and Jay A. Smolyn which expire on June 30, 2000. The Company's agreement with Annette Stanoch terminated on June 30, 1998 with her resignation. Pursuant to the employment contracts, Steven J. Wilk's annual salary is "at least" $250,000 and Mr. Smolyn's salary is "at least" $135,000 or, in each case, such greater amount as may be approved from time to time by the Board of Directors. The contracts also provide for additional incentive bonuses to be paid with respect to each of the Company's fiscal years based upon varying percentages of the Company's consolidated pre-tax income exclusive of extraordinary items (3% of the first $500,000, 4% of the next $500,000, 5% of the next $4,000,000 and 6% of amounts in excess of $5,000,000 for Steven J. Wilk, and 2% of pre-tax income in excess of $100,000 to the first $500,000 and 3% in excess of $500,000 for Mr. Smolyn). Steven J. Wilk's employment contract provides for a continuation in full of his salary payments for six months and 50% of the full amount for the remainder of the term in the event of illness or injury. In addition, the employment contracts contain terms regarding the event of a hostile change of control of the Company and a resultant termination of the employee's employment prior to expiration of the employment contract. These terms provide that Mr. Smolyn would receive a lump sum payment equal to 80% of the greater of his then current annual salary or his previous calendar year's gross wages including the additional incentive compensation multiplied by the lesser of five or the number of years remaining in the contract. In the case of Steven J. Wilk, the contract provides that in the event of termination of employment due to a hostile change in control, he may elect to serve as consultant at his current salary and performance bonus for a period of five years beginning at the date of the change in control, or he may elect to receive a lump sum payment which would be the greater of 80% of his then current salary or 80% of his previous year's gross wages times five. Mr. Smolyn's contract provides that the Company may terminate his employment, with or without cause. If said termination is without cause, the Company shall pay him an amount equal to compensation payable for a period of one-half of the contract period remaining, not to exceed compensation for 18 months. Steven J. Wilk's employment agreement provides that should the Company terminate his employment (other than for the commission of willful criminal acts), he may elect to continue as a consultant to the Company at his then current compensation level, including the performance bonus, for the lesser of two (2) years or the remainder of the contract term or he may elect to receive a lump sum payment equal to eighty percent of his then current salary plus incentive bonus times the lesser of two (2) years or the remainder of the contract.

     Director's Compensation

     During fiscal 1998, the Company paid $5,000 in directors' fees to each of its three outside directors.

Stock Options

     No options to acquire TransNet Corporation stock were held by the Company's executive officers at June 30, 1998.

Retirement Plan

     Effective  January  1, 1995,  the  Company  adopted a defined  contribution
[401(k)] plan covering all eligible employees. Under the terms of the Plan, participating employees deposit a percentage of their salaries in the Plan. The Company matches up to a certain percentange of the employees' contribution. The Company's contribution for the year ended June 30, 1998 for the above officers were as follows: Steven J. Wilk $679.15, Annette Stanoch $576.61, and Jay A. Smolyn $490.33.

                              CERTAIN TRANSACTIONS

     The Company's executive, administrative, corporate sales offices, and service center are located in Branchburg, New Jersey, where the Company leases a building of approximately 21,000 square feet. The Company subleases this facility pursuant to a "net-net" lease, which expires by its terms in February 2001 and which provided for a monthly rental of $16,112 during the twelve-month period ending February 1999, escalating to $16,820 per month during the following twelve months and to $17, 351 per month during the final twelve months. The premises are sublet from W Realty, a partnership consisting of John
J. Wilk, chairman of the board and treasurer, and Raymond J. Rekuc, a director of the Company, chairman of the Audit Committee and a member of the Compensation Committee. Management believes that the terms of the sub-lease are as favorable as those available from unaffiliated third parties.

     On November 11, 1997, the Company sold an approximately 6.32 acre tract of unimproved real property in Mountainside, New Jersey (which it had owned since
1979), at its appraised value of $1,000,000, to W Realty. (The Company sold the Mountainside property because in connection with its proposed sale of substantially all of its assets to GE Capital Information Technology Solutions Acquisition Corp. ("GE Acq. Corp.") (which sale was not consummated ), GE Acq. Corp. had refused to increase the purchase price by the appraised value of the property and indicated, due to environmental concerns, that it had no interest in purchasing the property.) The $1,000,000 purchase price was paid through a rent forgiveness granted by W Realty for the $410,000 of rent payable by the Company over the final two years of the above described sub-lease and through the issuance by W Realty of a $590,000 promissory note payable to the Company in principal installments of $150,000 in February 1998 and $440,000 in November 1998 with interest on the unpaid balance computed at the rate of 8% per annum. The note is secured by a first mortgage on the Mountainside property. The $150,000 payment due in February 1998 and $190,000 of the payment due in November 1998 have been paid together with interest. As of the date hereof, the balance of $250,000 is overdue.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     During fiscal 1998, one member of the Compensation Committee, Raymond J. Rekuc, as a partner in W Realty, was involved in the subleasing to the Company of its principal facility and subsequently, in the purchase from the Company of a tract of unimproved land in Mountainside, New Jersey as described above.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is composed of Earle Kunzig (chairman), Vincent Cusumano and Raymond J. Rekuc. The Compensation Committee is responsible, subject to the approval of the Board of Directors, for establishing the Company's compensation programs.

     The Company's compensation plan generally is designed to motivate and reward the Company's executive officers and other personnel responsible for attaining financial, operational and strategic objectives. In administering the plan, the Compensation Committee assesses the performance of individuals and the Company relative to those objectives.

     The Company's compensation plan generally provides incentives to achieve annual and longer term objectives. The principal elements of the compensation plan include base salary and incentive bonuses based upon the Company achieving certain specified levels of pre-tax income. These elements generally are blended in order to provide compensation packages which provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of the Company's executive officers and other high level personnel with those of the Company's stockholders.

     In order to secure the services of certain key employees for a reasonable period of time into the future, the Compensation Committee in fiscal 1995 recommended that new five year employment contracts be executed by the company with Steven J. Wilk as president and chief executive officer (annual salary of at least $250,000), with Jay A. Smolyn as vice president-operations and with Annette Stanoch as vice-president-planning. (Mrs. Stanoch resigned her position effective June 30, 1998.) The annual salary for Mr. Smolyn and Mrs. Stanoch was at least $135,000. Each of the employment contracts contained incentive bonus and other provisions more fully set forth under "Executive Compensation" in this Proxy Statement.

     Base pay levels and increases for other key employees take into consideration the recent performance of the individual and the Company, the experience of the individual, the scope and complexity of the position and the base compensation levels established by competitors for comparable positions.

     In earlier years, in order to promote the Company's long-term objectives and to conserve cash assets, stock options were granted to certain key executives. In addition, stock subscription agreements were entered into with certain executives. No stock options have been granted by the Company and no similar subscription agreements have been entered into by the Company in the past five years.

     The Compensation Committee believes that the Company's key executives, through salaries and incentive bonuses, together with their current stock ownership, have sufficient incentive to promote the growth and welfare of the Company and that based on the trading range of the Company's Common Stock in the over-the-counter market during fiscal 1998, the grant during such period of additional stock options or the entering into of stock subscription agreements at below market subscription prices would be unfairly dilutive to stockholders.


                                COMPENSATION COMMITTEE

                                Earle Kunzig
                                Vincent Cusumano
                                Raymond J. Rekuc

                             STOCK PRICE PERFORMANCE

     Set forth below is a line graph comparing the yearly cumulative total shareholder return on the Company's Common Stock for the past five fiscal years, based on the market price of the Common Stock, with the cumulative total return of companies in the S&P 500 Composite and the S&P Computer (Software & Service)
- 500 Group Indexes.


                      COMPARISON OF FIVE YEAR TOTAL RETURN
                 FOR TRANSNET CORPORATION, S&P 500 COMPOSITE AND
              S&P COMPUTER (SOFTWARE & SERVICE) - 500 GROUP INDEX.

                    [THE FOLLOWING CHART REPRESENTS GRAPHIC]

                           TOTAL SHAREHOLDER RETURNS

Year Ending     S&P 500 Index     Transnet Corp.   Computer (Software & Svc)-500
-----------     -------------     --------------   -----------------------------

Jun93           100               100              100
Jun94           101.41            148.81           113.29
Jun95           127.84            204.61           161.08
Jun96           161.08            190.63           234.9
Jun97           216.98            213.91           390.36
Jun98           282.42             46.5            605.4

Auditors

     The firm of Moore Stephens, P.C., certified public accountants, has been selected by the Board of Directors to audit the accounts of the Company and its subsidiaries for the current fiscal year ending June 30, 1999. Said firm has served as the Company's auditors since 1977. Representatives of such firm are not expected to be present at the March 26, 1999 Annual Meeting of Stockholders.

Stockholder Proposals for 2000 Annual Meeting

     Under current rules of the Securities and Exchange Commission, stockholders wishing to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the 2000 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at 45 Columbia Road, Branchburg, New Jersey 08876 on or before June 30, 1999.

                                  OTHER MATTERS

     Management does not know of any other matters which are likely to be brought before the Meeting. However, in the event that any other matters properly come before the Meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgement in said matters.

                                 By Order of the Board of Directors

                                 Steven J. Wilk
                                 President


Branchburg, New Jersey
February 26, 1999

--------------------------------------------------------------------------------

                              TRANSNET CORPORATION
          REVOCABLE PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF STOCKHOLDERS - MARCH 26, 1999

    The undersigned, a stockholder of TransNet Corporation (the "Company") hereby appoints John J. Wilk and Steven J. Wilk or either of them, as proxy or proxies of the undersigned, with full power of substitution, to vote, in the name, place and stead of the undersigned, with all of the powers which the undersigned would possess if personally present, on behalf of the undersigned, all the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of TransNet Corporation to be held at 10:00 A.M. (local time) on Friday, March 26, 1999, at TransNet Corporation, 45 Columbia Road, Branchburg, New Jersey 08876 and at any and all adjournments thereof. The undersigned directs that this Proxy be voted as follows:

1. To elect directors for the ensuing year (Proposal One)

__ FOR all  nominees  listed  below  (except as marked to the  contrary  below)

__ WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: VINCENT CUSUMANO, EARLE KUNZIG, RAYMOND J. REKUC, JAY A. SMOLYN,
          JOHN J. WILK, STEVEN J. WILK, SUSAN WILK-CORT

(Instructions: To withhold authority for an individual nominee, write that nominee's name on the line provided.)

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2. In their discretion,  on all other business that may properly come before the meeting.

__ AUTHORITY GRANTED       __ AUTHORITY WITHHELD

                                (continued and to be signed on the reverse side)

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The  Board  of  Directors  recommends  a vote FOR all of the  foregoing.  UNLESS
OTHERWISE SPECIFIED AS ABOVE PROVIDED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT. IN ADDITION, DISCRETIONARY AUTHORITY IS CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING UNLESS SUCH AUTHORITY IS SPECIFICALLY WITHHELD.

Stockholders who are present at the meeting may withdraw their Proxy and vote in person if they so desire.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY. No postage is required if returned in the enclosed envelope and mailed in the United States. Receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement of the Board of Directors and Annual Report is acknowledged.

                    Dated:________________________________, 1999
                          ________________________________
                          ________________________________
                          Signature of Shareholder

                    Please sign exactly as name appears on this Proxy. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in partnership name by authorized person.